/Letterhead/

                           Schvaneveldt & Company
                        Certified Public Accountant
                     275 East South Temple, Suite #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.




                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




I consent to the use, of our report dated August 24, 1999, on the financial statements of Appalachian Oil & Gas Company, Inc., dated June 30, 1999, included herein and to the reference made to me.



/S/ Schvanveveldt & Company
Salt Lake City, Utah
October 13, 1999